SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 29, 2021

Century Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-15752	04-2498617
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Mystic Avenue Medford, MA	02155
(Address of principal executive offices)	(Zip Code)

(781) 391-4000

(Registrant’s telephone number,

including area code)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	CNBKA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On April 7, 2021, Century Bancorp, Inc. (“Century”), the holding company of Century Bank and Trust Company, and Eastern Bankshares, Inc. (“Eastern”), the holding company of Eastern Bank, entered into an Agreement and Plan of Merger by and among Eastern, Clarion Acquisition Corp. (the “Merger Sub”), Century, and Century Bank and Trust Company (the “Merger Agreement”). Pursuant to the Merger Agreement, Century will merge with and into the Merger Sub, with Century as the surviving entity (the “Merger”). Immediately after the Merger, Century will merge with and into Eastern, with Eastern as the surviving entity.

In connection with the proposed Merger, Century filed with the Securities and Exchange Commission on June 3, 2021 a definitive proxy statement for Century’s special meeting of shareholders to be held on July 7, 2021, to consider matters and transactions relating to the Merger (the “Proxy Statement”).

Since the filing of the Proxy Statement, two purported shareholders of Century sent demand letters (the “Demand Letters”) to Century, alleging that the Proxy Statement omits material information and demanding that Century provide additional disclosures in an amendment or supplement to the Proxy Statement. Century believes that the allegations in the Demand Letters are meritless and no additional disclosure is required in the Proxy Statement. However, in order to avoid nuisance, cost and distraction, and to preclude any efforts to delay the closing of the Merger, Century hereby voluntarily amends and supplements the Proxy Statement with the supplemental disclosures (the “Supplemental Disclosures”) set forth below in this Current Report on Form 8-K (this “Report”). Century and the Century board of directors deny any liability or wrongdoing in connection with the Proxy Statement, and nothing in this Report should be construed as an admission of the legal necessity or materiality under applicable laws of any of the Supplemental Disclosures.

SUPPLEMENTAL DISCLOSURES TO THE PROXY STATEMENT

The Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety and is available free of charge on the SEC’s Internet site (http://www.sec.gov). Page number references below are to page numbers in the Proxy Statement, and capitalized terms used but not defined herein have the meanings set forth in the Proxy Statement. To the extent the information in the Supplemental Disclosures differs from or conflicts with the information contained in the Proxy Statement, the information set forth in the Supplemental Disclosures shall be deemed to supersede the respective information in the Proxy Statement. New text is underlined, and deleted text is stricken through.

The disclosure on page 19 of the Proxy Statement is hereby supplemented by amending and restating the fifth full paragraph as follows:

On February 22 and 23, 2021, Century and Goodwin negotiated the terms of non-disclosure agreements with each of Eastern and Company A, each of which included a one-year “don’t-ask, don’t waive” standstill provision and customary obligations to preserve the confidentiality of information provided by Century. The non-disclosure agreements were executed on February 23, 2021. Eastern and Company A were then granted access to an electronic data room, which included a confidential information memorandum requesting a non-binding expression of interest no later than March 9, 2021.

The disclosure on page 20 of the Proxy Statement is hereby supplemented by amending and restating the first full paragraph as follows:

On March 16, 2021, Century executed the non-binding expression of interest with Eastern and entered into an exclusivity agreement with Eastern. The exclusivity agreement provided that for a period of 30 days, Century agreed to negotiate exclusively with Eastern and not to solicit or take any other action designed to facilitate, or that could reasonably be expected to result in, a business combination or sale of substantially all of Century’s assets. Neither the non-binding expression of interest submitted by Eastern on March 8, 2021 nor the executed expression of interest on March 16, 2021, included a proposal by Eastern to enter into continuing employment arrangements with any of Century’s senior officers in the combined company other than the change in control agreements detailed in the section of this proxy statement titled “Interests of Century Directors and Executive Officers in the Merger – Change in Control Agreements.”

The disclosure on pages 27 and 28 of the Proxy Statement under the heading “Comparable Company Analyses” is hereby supplemented by amending and restating the following:

Piper Sandler used publicly available information to compare selected financial information for Century with a group of financial institutions selected by Piper Sandler based on its experience and professional judgment. The Century peer group included major exchange-traded (NYSE, NYSEAM, and NASDAQ) banks and thrifts headquartered in the New England region with total assets between $1B and $10B, but excluded targets of announced merger transactions and New England banks with differentiated business models (the “Century Peer Group”). The Century Peer Group consisted of the following companies identified in the table below.

The analysis compared publicly available financial information for Century with corresponding data for the Century Peer Group as of or for the year ended December 31, 2020 (unless otherwise noted) with pricing data as of April 5, 2021. The table below sets forth the data for Century, the Century Peer Group, and the median, mean, low and high data for the Century Peer Group.

Century Comparable Company Analysis

Company	Total assets ($mm)	Loans / Deposits (%)	Non- performing Assets¹ / Total Assets (%)²		Tangible common equity/ Tangible assets (%)	Tier 1 Leverage Ratio (%)³	Total RBC Ratio (%)[4]	CRE / Total RBC Ratio (%)[5]	LTM Return on average assets (%)	LTM Return on average equity (%)	LTM Net interest margin (%)	LTM Efficiency ratio (%)	Price/ Tangible book value (%)	Price /LTM Earnings per share (x)	Price/ 2021 Estimated earnings per share (x)[6]	Current Dividend Yield (%)	Market value ($mm)
Century Bancorp, Inc.	6,359	54.9	0.10		5.78	6.64	13.43	27.9	0.70	11.96	2.00	55.16	143	12.4	12.0	0.8	525
Brookline Bancorp, Inc.	8,942	105.2	0.63		8.86	8.92	13.51	344.2	0.55	5.09	3.17	56.35	154	25.3	14.5	3.0	1,187
Meridian Bancorp, Inc.	6,620	108.5	0.07		11.32	11.60	—	472.4	1.01	8.76	3.12	46.17	132	14.6	12.6	2.1	944

Washington Trust Bancorp, Inc.	5,713	95.8	0.46		8.22	8.95	13.51	308.8	1.22	13.54	2.40	54.37	195	13.1	14.3	4.0	907
Camden National Corporation	4,899	80.4	0.22		8.99	9.13	15.40	217.1	1.23	11.81	3.09	52.20	168	12.3	13.5	3.0	726
HarborOne Bancorp, Inc.	4,484	99.7	1.03		14.11	14.48	19.94	206.3	1.05	6.55	3.06	63.61	127	16.9	14.3	1.4	733
Enterprise Bancorp, Inc.	4,014	86.6	1.20		8.20	7.52	14.62	269.3	0.82	9.95	3.59	62.76	120	12.5	—	2.2	391
Cambridge Bancorp	3,949	92.7	0.26		8.91	8.89	13.93	317.8	0.91	9.09	3.65	56.23	169	16.9	12.7	2.6	590
Bar Harbor Bankshares, Inc.	3,726	88.2	0.33		7.90	8.12	13.56	243.3	0.88	8.17	3.09	60.54	160	14.0	—	2.9	456
Hingham Institution for Savings	2,857	117.5	0.31		10.25	10.59	13.75	427.3	1.88	18.96	3.22	24.87	210	12.4	—	0.7	616
Western New England Bancorp, Inc.	2,366	94.6	0.75		8.99	9.34	14.65	261.3	0.48	4.86	2.95	68.84	101	18.7	14.1	2.4	207
The First Bancorp, Inc.	2,361	80.1	0.72		8.27	8.49	14.82	147.1	1.21	12.35	2.94	49.82	167	11.8	—	4.2	322
Bankwell Financial Group, Inc.	2,254	88.8	1.82		7.73	8.34	13.30	494.1	0.28	3.35	2.77	66.91	125	NM	11.6	2.0	215
Provident Bancorp, Inc.	1,506	107.7	1.80	[1]	15.66	12.37	14.60	130.4	0.89	5.05	4.23	57.92	120	22.4	23.1	0.8	253
Salisbury Bancorp, Inc.	1,294	92.2	0.92		8.62	8.90	13.57	181.8	0.96	9.99	3.29	59.40	115	10.6	9.6	2.6	125
Union Bankshares, Inc.	1,094	77.5	0.44		7.20	7.31	13.87	335.2	1.33	16.87	3.54	62.64	174	10.7	—	4.3	137
High	8,942	117.5	1.82		15.66	14.48	19.94	494.1	1.88	18.96	4.23	68.84	210	25.3	23.1	4.3	1,187
Mean	3,739	94.4	0.73		9.55	9.53	14.50	290.4	0.98	9.63	3.21	56.18	149	15.2	14.0	2.6	521
Median	3,726	92.7	0.63		8.86	8.92	13.90	269.3	0.96	9.09	3.12	57.92	154	13.6	13.8	2.6	456
Low	1,094	77.5	0.07		7.20	7.31	13.30	130.4	0.28	3.35	2.40	24.87	101	10.6	9.6	0.7	125

1	Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned.

2	Bank level financial data shown for Provident Bancorp, Inc.

3	Bank level financial data shown for Provident Bancorp, Inc. and Salisbury Bancorp, Inc.

4	Bank level financial data shown for Provident Bancorp, Inc. and Salisbury Bancorp, Inc.; financial data not released at the holding company for Meridian Bancorp, Inc.

5

Bank level financial data shown for Western New England Bancorp, Inc., The First Bancorp, Inc., Bankwell Financial Group, Inc., Provident Bancorp, Inc., Salisbury Bancorp, Inc., and Union Bankshares, Inc.

6	As provided by Century senior management for Century; Peer projected earnings per share data reflects median street consensus estimates per S&P Global Market Intelligence.

The disclosure on pages 28 and 29 of the Proxy Statement under the heading “Analysis of Precedent Transactions” is hereby supplemented by amending and restating the following:

Piper Sandler reviewed two groups of selected merger and acquisition transactions, including a regional and nationwide group, based on its experience and professional judgment. The regional group consisted of bank and thrift transactions announced between January 1, 2018 and April 5, 2021 where the target was headquartered in New England and had total assets between $500 million and $10 billion at announcement but excluded Merger of Equals transactions (the “Regional Precedent Transactions”). The nationwide group consisted of nationwide bank and thrift transactions announced between January 1, 2019 and April 5, 2021 where the target’s total assets were between $2 billion and $10 billion at announcement, but excluded Merger of Equals transactions and transactions with acquirers or targets not headquartered in the continental United States (the “Nationwide Precedent Transactions”).

Regional Precedent Transactions

Acquiror Company	Target Company	Deal Value ($M)	Transaction Price / LTM Earnings Per Share (x)	Transaction Price / Estimated Earnings Per Share (x)[1]	Transaction Price / Tangible Book Value Per Share (%)	Tangible Book Value Premium to Core Deposits (%)	1-Day Market Premium (%)
Eastern	Century	642	15.2	14.6	175	5.5	22.2
SVB Financial Group	Boston Private Financial Holdings, Inc.	943	21.5	27.1	115	2.2	29.5
LendingClub Corporation	Radius Bancorp, Inc.	188	35.4	—	179	9.4	—
Cambridge Bancorp	Wellesley Bancorp, Inc.	121	17.4	—	159	8.1	37.0
Centreville Bank	PB Bancorp, Inc.	116	25.4	—	145	11.4	33.2
People’s United Financial, Inc.	United Financial Bancorp, Inc.	754	13.2	14.7	125	4.4	4.5
Berkshire Hills Bancorp, Inc.	SI Financial Group, Inc.	182	27.3	—	118	2.6	13.2
Cambridge Bancorp	Optima Bank & Trust Company	65	28.5	—	198	10.0	—
People’s United Financial, Inc.	BSB Bancorp, Inc.	317	14.9	—	160	7.3	20.7
Independent Bank Corp.	Blue Hills Bancorp, Inc.	725	35.0	25.2	178	19.2	12.0
People’s United Financial, Inc.	First Connecticut Bancorp, Inc	552	29.9	19.4	187	13.0	24.3
HarborOne Bancorp, Inc.	Coastway Bancorp, Inc.	124	44.1	—	174	13.8	27.0
	High	943	44.1	27.1	198	19.2	37.0
	Mean	372	26.6	21.6	158	9.2	22.4
	Median	188	27.3	22.3	160	9.4	24.3
	Low	65	13.2	14.7	115	2.2	4.5

Nationwide Precedent Transactions

Acquiror Company	Target Company	Deal Value ($M)	Transaction Price / LTM Earnings Per Share (x)	Transaction Price / Estimated Earnings Per Share (x)[1]	Transaction Price / Tangible Book Value Per Share (%)	Tangible Book Value Premium to Core Deposits (%)	1-Day Market Premium (%)
Eastern	Century	642	15.2	14.6	175	5.5	22.2
WSFS Financial Corporation	Bryn Mawr Bank Corporation	990	29.8	17.8	229	13.6	14.2
SVB Financial Group	Boston Private Financial Holdings, Inc.	943	21.5	27.1	115	2.2	29.5
Provident Financial Services, Inc.	SB One Bancorp	212	9.2	8.8	121	3.3	23.4
Pacific Premier Bancorp, Inc.	Opus Bank	1,031	16.6	16.2	141	5.1	0.7
FB Financial Corporation	Franklin Financial Network, Inc.	588	40.3	—	149	7.0	14.5
United Bankshares, Inc.	Carolina Financial Corporation	1,119	16.3	15.2	207	27.5	15.7
Northwest Bancshares, Inc.	MutualFirst Financial, Inc.	362	16.0	15.9	178	12.6	25.7
Sandy Spring Bancorp, Inc.	Revere Bank	461	14.8	14.1	173	12.9	27.9
CIT Group Inc.	Mutual of Omaha Bank	1,000	10.9	—	125	3.2	—
Simmons First National Corporation.	Landrum Company	447	14.3	—	181	8.4	—
WesBanco, Inc.	Old Line Bancshares, Inc.	497	14.0	13.6	177	12.5	12.7
People’s United Financial, Inc.	United Financial Bancorp, Inc.	754	13.2	14.7	125	4.4	4.5
Valley National Bancorp	Oritani Financial Corp.	735	13.7	14.2	138	9.7	0.5
Prosperity Bancshares	LegacyTexas Financial Group	2,057	12.7	13.3	216	20.8	9.3
	High	2,057	40.3	27.1	229	27.5	29.5
	Mean	800	17.4	15.5	163	10.2	14.9
	Median	744	14.6	14.7	161	9.0	14.3
	Low	212	9.2	8.8	115	2.2	0.5

[1]	As provided by Century senior management for Century; Peer projected earnings per share data reflects median street consensus estimates per S&P Global Market Intelligence.

Using the latest publicly available information prior to the announcement of the relevant transactions, Piper Sandler reviewed the following transaction metrics: deal value, transaction price to last-twelve-months earnings per share, transaction price to estimated earnings per share, transaction price to tangible book value per share, core deposit premium, and one-day market premium for the Regional Precedent Transactions group as well as the Nationwide Precedent Transaction group. Piper Sandler compared the indicated transaction metrics for the transaction to the median, mean, low and high metrics of the Regional Precedent Transactions group as well as to the median, mean, low and high metrics of the Nationwide Precedent Transactions group.

The disclosure on page 29 of the Proxy Statement under the heading “Net Present Value Analyses” is hereby supplemented by amending and the following:

Piper Sandler performed an analysis that estimated the net present value of Century common stock assuming Century performed in accordance with certain internal financial projections for the year ending December 31, 2021, as well as annual long-term earnings per share and balance sheet growth rates for the years ending December 31, 2022 through December 31, 2025 and estimated dividends per share for Class A Common Stock and

Class B Common Stock for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of Century. To approximate the terminal value of a share of Century common stock at December 31, 2025, Piper Sandler applied price to 2025 earnings multiples ranging from 10.0x to 17.5x and multiples of 2025 tangible book value ranging from 110% to 185% based on Piper Sandler’s professional judgment and experience. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 13.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Century common stock. As illustrated in the following tables, using stock price as of April 5, 2021 and approximately 5,568,000 of shares outstanding in 2025, the analysis indicated an imputed range of values per share of Century common stock of $56.16 to $110.50 when applying multiples of earnings and $66.30 to $125.78 when applying multiples of tangible book value.

The disclosure on page 30 of the Proxy Statement is hereby supplemented by amending and restating the second full paragraph as follows:

Piper Sandler noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results. The following table describes the discount rate calculation prepared by Piper Sandler for Century common stock. In its normal course of business, Piper Sandler employs the Duff & Phelps Cost of Capital Navigator in determining an appropriate discount rate in which the discount rate equals the sum of the risk free rate, the equity risk premium, the size premium and the industry premium.

Risk Free Rate	1.70%	Per Duff & Phelps Normalized Rate

Equity Risk Premium	7.15%	Per Duff & Phelps Cost of Capital Navigator

Size Premium	1.42%	Per Duff & Phelps Cost of Capital Navigator

Industry Premium	1.29%	Per Duff & Phelps Cost of Capital Navigator

Discount Rate	11.56%

Important Information About the Merger and Where to Find It

A full description of the terms of the Merger is provided in the Proxy Statement. Century urges its investors, shareholders and other interested persons to read the Proxy Statement as well as other documents filed with the SEC because these documents will contain important information about Century, Eastern and the Merger. The Proxy Statement was mailed on or about June 8, 2021 to Century shareholders of record as of the close of business on May 27, 2021. A free copy of the Proxy Statement, as well as other filings containing information about Century and Eastern, when they become available, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of the Proxy Statement may also be obtained, free of charge, from Century’s website at https://investors.centurybank.com/, or by contacting Century’s Investor Relations at 400 Mystic Avenue, Medford, MA, Attention: William P. Hornby, Telephone: (781) 391-4000.

Certain Information Regarding Participants

Century and Eastern and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies of Century shareholders in connection with the proposed transaction. You can find information about Century’s executive officers and directors in the materials filed by Century with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained, with respect to Century, by reading the Proxy Statement filed by Century with the SEC on June 3, 2021, the Annual Report on Form 10-K filed by Century with the SEC on March 10, 2021, and other relevant documents regarding the proposed merger to be filed with the SEC and, with respect to Eastern, by reading Eastern’s proxy statement for its 2021 annual meeting of shareholders filed by Eastern with the SEC on April 1, 2021 and other relevant documents regarding the proposed merger to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.

/s/ William P. Hornby
William P. Hornby, CPA
Chief Financial Officer and Treasurer

Dated: June 29, 2021